Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment 1 to the Registration Statement on Form S-4 of our report dated March 14, 2006 on the financial statements of BUCS Financial Corp and to the reference to us under the heading “Experts”.

Baltimore, Maryland

February 1, 2007

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